Exhibit 19(b)

SECTION 906 CERTIFICATION

I, Ann M. Carpenter, President, and I, Bruce S. Rosenberg, Treasurer, of the State Street Institutional Investment Trust (the “Trust”), each certify, to the best of my knowledge and belief, that:

1.

This Form N-CSR filing for the Trust for the period ended September 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ann M. Carpenter
Ann M. Carpenter
President (Principal Executive Officer) of the State Street Institutional Investment Trust

Date:	December 4, 2024

By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg
Treasurer (Principal Financial and Accounting Officer) of the State Street Institutional Investment Trust

Date:	December 4, 2024